United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                      October 4, 2012
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

            1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

           New York, New York  10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01                  Other Events.

On October 4, 2012, the Registrant issued a press release announcing that it has signed a new service agreement with Maersk Oil Qatar AS (MOQ) for the FSO Africa, a floating storage and offloading (FSO) service vessel.   The new agreement, which supersedes the previous FSO Africa contract, has a firm term of five years commencing October 1, 2012 and provides MOQ with an extension option for an additional term of either one or two years.   In addition to the extension of the minimum contract term by over four years, the new agreement provides for an increase in the daily hire rate earned in each firm contract year to the same daily hire rate schedule as for the existing MOQ service contract for FSO Asia, its sister vessel.  The new agreement extends to MOQ use of the full capacity and functionality of FSO Africa. The FSO Africa is jointly owned by the Registrant and Euronav N.V.   A copy of the press release is attached to this Report as Exhibit 99.1 and hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01                  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release dated October 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: October 9, 2012	By	/s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 4, 2012